SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)             May 17, 2004

Credit Suisse First Boston (USA), Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

1-6862	13-1898818
(Commission File Number)	(I.R.S. Employer Identification No.)

Eleven Madison Avenue, New York, New York	10010
(Address of principal executive office)	(Zip Code)

(212) 325-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Item 5.  Other Events

                On May 17, 2004, Credit Suisse First Boston (USA), Inc., or CSFB USA, entered into a memorandum of understanding with TXU Energy Company LLC, a Texas-based energy trading company, or TXU, to work together to form an independent energy trading entity.  The proposed entity will market and trade power, natural gas and other energy-related commodities in North America.  Each of CSFB USA and TXU expects to make a 50% investment in this entity, and CSFB USA would guarantee certain obligations of this entity.  CSFB USA and TXU are working toward entering into definitive agreements in the third quarter of 2004 and expect the energy trading entity to begin operations in the fourth quarter of 2004.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Credit Suisse First Boston (USA), Inc.

/s/ Paul C. Wirth
Paul C. Wirth
Chief Financial and Accounting Officer

May 20, 2004